Exhibit 10.10

PROFESSIONAL SERVICES AGREEMENT

This PROFESSIONAL SERVICES AGREEMENT, dated as of July 20, 2006 (the “Agreement”), between FBR Capital Markets Corporation, a Virginia Corporation (the “Company”), and Crestview Advisors, L.L.C., a Delaware limited liability company (“Crestview”).

W I T N E S S E T H:

WHEREAS, the Company entered into an Investment Agreement, dated as of July 19, 2006 (as amended from time to time, the “Investment Agreement”), pursuant to which the Company, among other things, sold shares of its common stock to Forest Holdings LLC and Forest Holdings (ERISA) LLC (each an affiliate of Crestview, and together, the “Purchasers”);

WHEREAS, the Company and Crestview believe that the Company (and the value of the Purchaser’s investment in the Company) will benefit from Crestview’s experience and expertise; and

WHEREAS, in furtherance of the foregoing, the Company desires to receive advisory services from Crestview, and Crestview desires to provide such services to the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

Section 1.01. Engagement. The Company hereby engages Crestview as a consultant, and Crestview hereby agrees to provide advisory services to the Company, all on the terms and subject to the conditions set forth below.

Section 1.02. Services. (a) Crestview hereby agrees during the term of this Agreement to assist, advise and consult with the Board of Directors and management of the Company on business and management and financial matters relating to the Company, and provide such other consulting and advisory services as may be reasonably requested from time to time by the Company, including but not limited to assistance, advice or consultation in developing and implementing corporate and business strategy and planning for the Company, including plans and programs for improving operating, marketing and financial performance, budgeting of future corporate investments, acquisition and divestiture strategies, and reorganizational programs (collectively, the “Advisors Services”).

(b) The Company will furnish Crestview with such information as Crestview reasonably believes is appropriate to its engagement hereunder (all such information so furnished being referred to herein as the “Information”). The Company recognizes and confirms that (i) Crestview will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services to be performed hereunder and (ii) Crestview does not assume responsibility for the accuracy or completeness of the Information and such other information. Any Information provided to Crestview hereunder shall be subject to the confidentiality provisions set forth in the Investment Agreement.

Section 1.03. Compensation. (a) The Company agrees to pay Crestview, as compensation for the Advisory Services rendered and to be rendered hereunder, an annual fee (the “Advisory Fee”), equal to $1,000,000, payable in arrears in equal quarterly installments on each January 1, April 1, July 1 and October 1 during the term of this Agreement, with the first such payment to be on October 1, 2006 which payment shall be pro rata based on the number of days between the Closing Date (as defined in the Investment Agreement) and September 30, 2006.

(b) The Company agrees to reimburse Crestview for such reasonable and documented out-of-pocket expenses (“Expenses”) incurred by Crestview in connection with its provision of Advisory Services hereunder. Crestview may submit monthly expense statements, which shall be payable within 30 days from the date of such submission.

Section 1.04. Term. (a) This Agreement shall be in effect until, and shall terminate upon: (i) such time as Purchasers and their affiliates no longer own at least 50% of the number of Original Shares (as defined in the Governance Agreement, dated as of the date hereof among the Purchasers and the other parties thereto), (ii) 30 days’ prior notice to the Company by Crestview, or (iii) the mutual written consent of the Company and Crestview. The provisions of Sections 1.06 and 1.07 shall survive any termination of this Agreement.

(b) Upon termination of this Agreement, a portion of the Advisory Fee pro rated, with respect to the quarter in which such termination occurs, for the portion of such quarter prior to such termination, shall be immediately paid to Crestview.

Section 1.05. Independent Contractor Status. The parties agree that Crestview shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither Crestview nor any of its employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of the Company, nor shall any of them have authority to contract in the name of or bind the Company. Nothing herein shall in any way affect the fiduciary duties of the Crestview representatives serving on the boards of directors of the Company and/or any of its Subsidiaries (as defined in the Investment Agreement).

Section 1.06. Indemnification.

(a) The Company agrees to indemnify, defend and hold harmless Crestview and its successors and permitted assigns, and each of their respective directors, officers, members, managers, employees, representatives and controlling persons (each, an “Indemnitee”) from and against any and all Losses (as defined in the Investment Agreement), whether incurred with respect to third parties or otherwise, in any way arising out of based upon or relating to, the performance by Crestview of the Advisory Services, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or intentional misconduct of Crestview or any Indemnitee.

(b) The provisions set forth in Section 9.04 of the Investment Agreement are hereby incorporated by reference herein or made a part hereof, mutatis mutandis.

(c) The Company hereby agrees to advance costs and expenses, including without limitation reasonable attorney’s fees, incurred by Crestview (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any claim in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of Crestview or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that Crestview or such Indemnitee, as the case may be, is not entitled to be indemnified by the Company as authorized by this Agreement.

(d) The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to (but without duplication of) any rights of such Indemnitee to be indemnified under this Agreement.

(e) Notwithstanding anything to the contrary herein, the Company shall not provide any indemnification hereunder (1) in the event such indemnification would be contrary to applicable Law (as defined in the Investment Agreement), (2) to any representatives of Crestview serving on the Company’s or any of its subsidiaries’ board of directors with respect to service in such capacity; or (3) in the event that the Company shall notify Crestview in writing that it no longer wishes to receive the Advisory Services (or any particular Advisory Service) and such Losses result from, arise out of or in connection with, are based upon or relate to of Advisory Services provided by Crestview after the date of such notice by the Company and are contrary to the instructions provided by the Company in such notice. Further, any indemnification granted by the Company shall be available only to the extent such Losses are not covered by indemnification granted by any other Person (as defined in the Investment Agreement).

Section 1.07. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be given or deemed given in the manner provided pursuant to the Investment Agreement, except that notice to Crestview shall be made to:

Crestview Advisors, L.L.C.

677 Madison Avenue

10th Floor

New York, New York 10021

Facsimile: (212) 906-0750

Attention: Jacob Capps

Section 1.08. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns and their respective successors, heirs and permitted assigns; provided that, neither Crestview nor the Company may assign any of its rights or obligations under this Agreement without the express written consent of the other party hereto, except that Crestview may assign its right to receive the Advisory Fee to one of its affiliates. This Agreement is not intended to confer any right or remedy upon any person other than the parties to this Agreement and their respective successors, heirs and permitted assigns.

Section 1.09. Incorporation of Certain Provisions. The provisions contained in Sections 10.02, 10.04, 10.07, 10.08, 10.11, 10.12, and 10.14 of the Investment Agreement are hereby incorporated by reference herein and made a part hereof, mutatis mutandis.

Signature Page Follows

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

FBR CAPITAL MARKETS CORPORATION

By:	/s/ William J. Ginivan
Name:	William J. Ginivan
Its:	SVP, General Counsel and Secretary

CRESTVIEW ADVISORS L.L.C.

By:	/s/ Thomas S. Murphy, Jr.
Name:	Thomas S. Murphy, Jr.
Its:	President

[Signature page to Professional Services Agreement]

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